EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Community Central Bank Corporation on Form S-8 of our report dated March 9, 2006 on the financial statements of Community Central Bank Corporation for the year ended December 31, 2005, appearing in the Form 10-KSB filed with the SEC (File No. 000-33373), which is incorporated by reference into this Registration Statement.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan
May 18, 2006